EXHIBIT (23)

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (and Amendment No. 1 thereto) of Wausau Paper Mills Company relating to the registration of 75,000 shares of its common stock, no par value, in connection with the Wausau Paper Mills Company Salaried Savings and Investment Plan (the "Plan") of our report dated June 17, 1997 appearing in Plan's annual report on Form 11-K for the year ended December 31, 1996.




                                  WIPFLI ULLRICH BERTELSON LLP

                                  WIPFLI ULLRICH BERTELSON LLP

 June 26, 1997
 Wausau, Wisconsin